      .1                                                     Exhibit



Effective 10/23/00


Amendment No. 1 to KEMET Corporation
1992 Key Employee Stock Option Plan


1. Article 7 is hereby amended and restated in its entirety as follows:

ARTICLE 7

Shares Subject to the Plan

		Except as provided in Sections 6.4 and 6.6 and Article 8, an aggregate of 8,000,000 shares of Common Stock shall be subject to this Plan. Except as provided in Sections 6.4 and 6.6 and Article
8, the Options shall be limited so that the sum of the following shall not as of any given time exceed 8,000,000 shares: (i) all Shares subject to Options outstanding under this Plan at the given time and
(ii) all Shares which shall have been sold by the Company by reason of the exercise at or prior to the given time of any of the Options.
The Common Stock issued under the Plan may be either authorized and unissued shares, shares reacquired and held in the treasury of the Corporation, or both, all as from time to time determined by the Board. In the event any Option shall expire or be terminated before it is fully exercised, then all Shares formerly subject to such Option as to which such Option was not exercised shall be available for any Option subsequently granted in accordance with the provisions of this Plan.


2. Except as so amended, the 1992 Key Employee Stock Plan will continue in full force and effect.